                                                                    EXHIBIT 10.7


                              Capmark Finance Inc.
                           48 Wall Street, 17th Floor
                            New York, New York 10005


August 8, 2006

VIA FACSIMILE


PCAA SP, LLC
Parking Company of America Airports, LLC Parking Company of America Airports Phoenix, LLC PCA Airports, Ltd.
Attn: Mr. Nicholas Gole
c/o Macquarie Securities USA, Inc.
125 W. 55th Street


New York, NY 10019

Re: Commitment for a loan in the maximum amount of up to $195,000,000.00 (the "Loan") from Capmark Finance Inc. ("CFI") to PCAA SP, LLC, a Delaware limited liability company, Parking Company of America Airports, LLC, a Delaware limited liability company, Parking Company of America Airports Phoenix, LLC, a Delaware limited liability company, and PCA Airports, Ltd., a Texas limited partnership (collectively, "Borrower") secured by Property located in the locations identified on Exhibit B hereto (collectively with all other collateral for the Loan, the "Property")

Ladies and Gentlemen,

         This letter (this "Commitment Letter") will constitute the commitment of CFI to make the Loan to Borrower, subject to (i) satisfaction of the conditions listed on Exhibit A attached and made a part hereof, and (ii) the terms and conditions of the Application and any amendment to the Application attached to this Commitment Letter (the "Application"), as such terms and conditions have been incorporated, with agreed upon modification, into the draft loan documents previously being circulated by CFI or its counsel and/or being circulated contemporaneously with this Commitment Letter, as such loan documents may be amended as agreed to by the parties (the "Loan Documents").

         If there is any inconsistency between the Application and the draft Loan Documents or between this Commitment Letter and such Loan Documents, the Loan Documents shall govern, and in the case of any inconsistency between such draft Loan Documents and the final Loan Documents executed at the closing of the Loan, the final, executed Loan Documents shall govern. Upon the closing of the Loan, such final, executed Loan Documents shall

August __, 2006
Page 2


constitute the complete and integrated agreement of Borrower, CFI, any guarantor and environmental indemnitor or any other signatory thereto with respect to the Loan and the Property.

         Notwithstanding anything contained herein to the contrary, CFI shall have no obligation to make the Loan or any portion thereof, unless and until all of the conditions set forth on Exhibit A attached hereto have been fully satisfied or waived as determined by CFI in its sole and absolute discretion. The conditions and requirements set forth on Exhibit A may expand or otherwise supplement the conditions and requirements set forth in the Application. The absence of any conditions, requirements or other provisions included in the Application from those set forth in Exhibit A does not diminish, reduce or otherwise represent a waiver of any such condition, requirement or provision included in the Application, provided, however, that CFI expressly waives any provisions in the Application which indicate that (i) the Loan is subject to Committee Approval or other underwriting or credit approvals; and (ii) the Application is not a commitment to lend.

         Please sign this Commitment Letter in the space provided below evidencing your agreement to the terms hereof. This Commitment Letter shall only be binding upon CFI if an original counterpart hereof executed by Borrower is received on or before 5:00 P.M. on August 8, 2006.

                                             Sincerely,

                                             CAPMARK FINANCE INC.


                                             By:  /s/ Sal Tarsia
                                                  -----------------------
                                                  Name: Sal Tarsia
                                                  Title: SVP

August __, 2006
Page 3



                  ACCEPTED AND AGREED:

                  BORROWER:

                  PCAA SP, LLC,
                  a Delaware limited liability company

                  By:  PCAA Parent LLC,
                       a Delaware limited liability company,
                       its sole member

                       By: Parking Company of America
                           Airports Holdings, LLC,
                           a Delaware limited liability company,
                           its Managing Member

                           By: Macquarie Americas Parking Corporation,
                               a Delaware corporation,
                               its Managing Member

                               By: /s/ Peter Stokes
                                   ---------------------
                                   Name: Peter Stokes
                                   Title: Vice President

                                   PARKING COMPANY OF AMERICA AIRPORTS, LLC, a Delaware limited liability company

                                   By: PCAA Parent, LLC, a Delaware limited
                                      liability company, its sole member

                                      By: Parking Company of America Airports
                                          Holdings, LLC, a Delaware limited
                                          liability company, its Managing Member

                                          By: Macquarie Americas Parking
                                              Corporation, a Delaware
                                              corporation, its Managing Member

                                              By: /s/ Peter Stokes
                                                  ---------------------
                                                  Name:  Peter Stokes
                                                  Title: Vice President

                       PCA AIRPORTS, LTD., a Texas limited partnership

                       By: PCAA GP, LLC, a Delaware limited liability
                           company, its general partner

August __, 2006
Page 4


                       By: PCAA Parent, LLC, a Delaware limited liability
                           company, its sole member

                           By: Parking Company of America Airports Holdings,
                               LLC, a Delaware limited liability company,
                               its Managing Member

                               By: Macquarie Americas Parking Corporation,
                                   a Delaware corporation, its Managing
                                   Member

                           By: /s/ Peter Stokes
                               ----------------------
                               Name:  Peter Stokes
                               Title: Vice President

                           PARKING COMPANY OF AMERICA AIRPORTS PHOENIX, LLC, a Delaware limited liability company

                           By: PCAA Parent, LLC, a Delaware limited liability
                               company, its sole member

                               By: Parking Company of America Airports Holdings,
                                   LLC, a Delaware limited liability company,
                                   its Managing Member

                                   By: Macquarie Americas Parking Corporation, a
                                       Delaware corporation,
                                       its Managing Member



                                       By: /s/ Peter Stokes
                                           ----------------------
                                           Name:  Peter Stokes
                                           Title: Vice President

                                    EXHIBIT A

         1. The execution and delivery of the documents and instruments substantially identified on the closing checklist previously circulated by Lender's counsel including, without limitation, the Loan Documents, in each case satisfactory to Lender. All Loan Documents shall be executed (to the extent required by Lender) by the party or parties thereto and delivered to Lender and its counsel by a date (the "Delivery Date"), that will allow sufficient time for review to allow funding by August 31, 2006. Notwithstanding, and in addition to the foregoing, (a) those Loan Documents must be executed by all parties thereto and delivered to Lender's counsel on or before the Delivery Date, and (b) duplicate originals of the Loan Documents (and any other documentation) to be recorded must be fully executed (and acknowledged), approved by Lender's counsel and (except for any Financing Statements) delivered into escrow with the title insurance company on or before the Delivery Date. All Loan Documents and any and all other documentation shall be in form, scope and substance reasonably satisfactory to Lender and to Lender's counsel.

         2. Lender shall have received and approved the following: (i) all documents in connection with the contemplated interest rate Swap or interest rate Cap Agreement (including, but not limited to, any opinions and a corporate guarantee from PCAA Parent, LLC sufficient to obtain the required Swap or Cap agreement); (ii) a letter of credit in the amount of $380,510.00 if Borrower elects to provide a letter of credit in connection with the replacement reserve;
(iii) executed ground lease estoppels in form and substance satisfactory to Lender with respect to certain of the Properties, as agreed to by Lender, (iv) all organizational documents for Borrower and PCAA Parent, LLC, satisfactory to Lender as required in the Loan Documents, (v) surveys of the Property satisfactory to Lender for the portions of the Property subject to prior loans from Lender and the portion of the Property located at 146-246 Haynes, Newark, New Jersey; (vi) title pro formas for the Property satisfactory to Lender for the portions of the Property subject to prior loans from Lender and the portion of the Property located at 146-246 Haynes, Newark, New Jersey; (vii) environmental site assessments for the Property satisfactory to Lender, and
(viii) zoning reports for the Property satisfactory to Lender.

         3. Except as approved in writing by Lender:

              a. since the date of the last inspection of the collateral by Lender, no portion of the collateral shall have been materially damaged and not repaired to Lender's satisfaction, or shall have been taken in condemnation or other similar proceedings, or any such proceedings shall be pending;

              b. since the date of the last inspection of the collateral by Lender, no material change in the structure or physical condition of any portion of the Property has occurred;

              c. neither Borrower, any guarantor, any indemnitor or any parent company thereto, shall be the subject of any bankruptcy, reorganization or insolvency proceeding;

              d. no default shall have occurred and be continuing in the performance of any obligation of Borrower, any guarantor, any indemnitor or any parent company thereto in the instruments evidencing, securing or guaranteeing any other loan;

              e. except as disclosed in the environmental reports required to be delivered in connection with the Loan, no material amounts of asbestos, toxic waste, oil or petroleum spillage or other Hazardous Substances (as defined in the Loan Documents) or other material condition shall exist on the Property;

              f. the income and expenses of the collateral, and any other features of the transaction contemplated hereby, shall be materially as represented in any documents delivered to, or communications with, Lender in order to induce Lender to make the Loan;

              g. a material adverse change shall not have occurred with respect to the business operations, properties or financial condition of, Borrower, or any guarantor or indemnitor;

              h. (a) no other change in facts, events, conditions or circumstances shall occur which may reasonably be expected to cause the Loan to become delinquent or to materially and adversely affect the Loan or collateral or (b) no material adverse change in conditions in the financial, banking or debt capital markets shall occur that could reasonably be expected to materially adversely impair the funding or syndication of the Credit Facilities; and

              i. all of the information provided by Borrower, any guarantor, any indemnitor or any parent company thereof, or any officers or principals of any of the foregoing, in connection with Borrower's application for the Loan, including but not limited to questionnaires completed by any of the foregoing persons or entities, was materially true and correct on the dates provided and did not omit any material information necessary to render complete and accurate the information provided, and such information will be materially accurate and complete on the closing date, except as Borrower has otherwise disclosed in writing to, and has been approved in writing by, Lender.

         4. The loan to value ratio of the property shall not exceed sixty-five percent (65%) at stabilization, as determined by Lender.

         5. All fees required by this Commitment Letter or the Application shall have been paid in full.

         6. Any and all amounts required to be paid by Borrower on or before the closing date in accordance with the Application or the Loan Documents (including, without limitation, amounts specified by Lender as initial deposits for the escrow and reserve accounts required to be maintained under the Loan Documents (provided, however, Lender shall provide Borrower with a credit at closing for all sums held in escrow and/or reserve accounts under the loans being refinanced by the Loan) and all fees and costs incurred by Lender in connection with the closing, including title insurance premiums and reasonable attorneys' fees) shall have been paid to Lender's designated escrow agent by wire transfer of immediately available funds no later than 12:00 noon New York City time on the closing date.

         7. All representations and warranties contained in the Loan Documents shall be true and correct as of the closing date.

         8. Without limiting the provisions of 2 above, Borrower shall have delivered prior to closing (i) the original, or a copy certified by the insurance agent, of the policy(ies) of insurance; or (ii) the insurance binder (Accord Form 25S provided by the insurance carrier); or (iii) a certificate of insurance (Accord Form 27 provided by the insurance agent), or (iv) an original letter from the insurance carrier on the primary layer, signed by an officer of such carrier, attaching the form of insurance policy pursuant to which coverage is being provided, and, if applicable, an original letter from each insurance carrier on the excess layers, signed by an officer of such carrier(s) agreeing that it is bound to the form of insurance policy delivered by the primary carrier (i.e., agreeing to "follow form" to the primary carrier). The letter must set forth the date by which the policy will be delivered to the Lender, which must not be more than sixty (60) days following closing. All mortgagee/loss payee/additional insured endorsements must be attached to the letter.

                                    EXHIBIT B

1.        3802 Washington Road
          Atlanta, GA

2.        4099 Genesee Street
          Buffalo, NY 14225

3.        1399 Stelzer Road
          Columbus, OH 43219

4.        5100 W. John carpenter Freeway
          Dallas, TX

5.        56th & Himalaya
          Denver, CO

6.        18, 24-32, 50, 53, and 110 Ella Grasso
          Hartford, CT

7.        159 Old County Road
          Hartford, CT

8.        20 Ella Grasso
          Hartford, CT

9.        7601 Airport Boulevard
          Houston, TX 77061

10.       130-24 S. Conduit
          Jamaica, NY

11.       149-05 131st Street
          Jamaica, NY

12.       129th & 52nd Street
          Jamaica, NY

13.       90-10 23rd Ave.
          Queens, NY

14.       25-85 87th Street
          Queens, NY

15.       77-15 19th Street
          Queens, NY

16.       2731 Airways Road
          Memphis, TN

17.       2303 Democrat Road
          Memphis, TN

18.       498-512 Carnegie
          Newark, NJ

19.       175-179 Haynes
          Newark, NJ

20.       157-173 Haynes
          Newark, NJ

21.       484-496 Carnegie
          Newark, NJ

22.       136-160 Carnegie
          Newark, NJ

23.       47-75 Bessemer
          Newark, NJ

24.       472-482 Carnegie
          Newark, NJ

25.       176-192 McClellan
          Newark, NJ

26.       212-226 McClellan
          Newark, NJ

27.       Rt. 1 & 9
          Newark, NJ

28.       146 Haynes
          Newark, NJ

29.       150 Hegenberger Road
          Oakland, CA

30.       106-110 Hegenberger Road
          Oakland, CA

31.       145 98th Avenue
          Oakland, CA

32.       195 98th Avenue
          Oakland CA

33.       9655, 9725, 9790, 9791 Empire
          Oakland, CA

34.       3700 N. Mannheim
          Chicago, IL

35.       3901 Meridian
          Oklahoma City, OK

36.       7060 Essington Avenue
          Philadelphia, PA 19153

37.       Mingo Avenue (Sunoco Lease)
          Philadelphia, PA 19153

38.       7750 Essington Avenue (lease expires 10/31/2006)
          Philadelphia, PA 19153

39.       3622 E. Washington Blvd.
          Phoenix, AZ

40.       4040 East Van Buren
          Phoenix, AZ

41.       701 Flaughtery Rd.
          Findlay Township, PA

42.       Rt. 60 & Flaughtery Rd.
          Findlay Township, PA

43.       160-196 Produce Avenue (Hanna)
          San Francisco, CA

44.       160 Produce Avenue (Arata)
          San Francisco, CA

45.       131 Terminal Ct  (GGPT)
          San Francisco, CA

46.       San Mateo & Colma Creek (City of South San Francisco)
          San Francisco, CA

47.       160 & 190 Produce Avenue (Fee)
          San Francisco, CA

48.       4607 Airflight Drive
          St. Louis, MO 63134

--------------------------------------------------------------------------------

Capmark Finance, Inc.                                William P. Collopy
230 Half Mile Rd.                                    Senior Vice President
Red Bank, NJ 07701
Tel.  (732) 758-0004
Fax  (732) 741-0033


                                                                  [CAPMARK LOGO]



June 14, 2006


Mr. Greg Andrews
Chief Executive Officer
PCAA Parent, LLC
8255 Firestone Blvd., Suite 502
Downey, CA  90241


Re: AviStar/PCAA/SunPark Off Airport Parking Portfolio (the "Property")
-----------------------------------------------------------------------


Dear Mr. Andrews:

Capmark Finance, Inc. ("Lender") is pleased to consider your request for financing (the "Loan") secured by the Property and Other Collateral, all as more particularly described below, on the general terms and conditions outlined below:

Requested Loan Amount:           $195,000,000 for the refinancing of the
                                 AviStar/PCAA/SunPark Parking Portfolio.

Borrower's Equity:               At Loan closing, Borrower will be required to
                                 demonstrate a minimum cash investment in the
                                 Property of not less than $64,500,000
                                 associated with the refinancing. Borrower's
                                 final capital/ownership structure and the use
                                 of capital and Loan proceeds will be subject to
                                 Lender's approval of Borrower's business plan.

Loan Purpose:                    Refinancing of a 25 property Off-Airport
                                 Parking Lot Portfolio.

Initial Term:                    36 months

Extension of Initial Term:       2 Extensions of 12 months each. Each Extension
                                 must be exercised by written notice to Lender,
                                 which must be received by Lender not more than
                                 90 days and not less than 30 days prior to the
                                 then-current maturity date. The First Extension
                                 will be made available provided that the
                                 following criteria have been satisfied: (a) the
                                 underwritten CFbDS provides a DSCR that
                                 supports a 1.10x DSCR at 10.09% constant, (b)
                                 no event of default exists, (c) Borrower has
                                 secured an Interest Rate Cap on the Index or
                                 continues to provide a LIBOR Swap Hedge.

                                 The Second Extension will be made available provided that the following criteria have been satisfied: (a) the underwritten CFbDS provides a DSCR that supports a 1.20x DSCR at 10.09% constant, (b) no event of default exists.

                                 Notwithstanding the above, in the event the DSCR tests above are not satisfied, Borrower may make a principal repayment such that after application of the repayment, said tests are satisfied.

Amortization:                    Interest only. Subject to Lender's additional
                                 Performance Criteria

Index:                           The 30-day London Interbank Offered Rate for
                                 U.S. Dollar Deposits. On June 5, 2006 the rate reported by Bloomberg is 5.13%.

Interest Rate:                   The Index plus:

                                 (1) 190 basis points during the Initial Term;

                                 (2) 210 basis points during the first Extension period; and 230 basis points during the second
                                 Extension period.

                                 The Interest Rate will be adjusted monthly based upon the applicable Index and will be calculated on the actual number of days elapsed and a year consisting of 360 days.

Interest Rate Cap:               At or prior to closing, Borrower shall purchase
                                 an Interest Rate Cap on the Index or an
                                 Interest Rate Swap Agreement on the entire
                                 projected loan balance for the Initial Term.
                                 The Interest Rate Cap or Interest Rate Swap
                                 Agreement shall be assigned to Lender as
                                 additional collateral, shall be purchased from
                                 a financial institution, with a credit rating
                                 of at least A-, satisfactory to Lender, and
                                 shall be acceptable to Lender in all respects
                                 acting reasonably. In the event that Borrower
                                 provides any Interest Rate Swap Agreement,
                                 Lender

AviStar/PCAA/SunPark Portfolio
Page 2 of 13


                                 will escrow at closing the cost of the
                                 Agreement. Lender will also require a corporate guarantee from PCAA Parent, LLC. for any shortfalls in the escrow account related to any Interest Rate Swap Agreement. Failure by
                                 Borrower to maintain the Interest Rate Swap
                                 Agreement shall be an Event of Default.

Payments:                        Monthly payments and the final payment will be
                                 due on the ninth day of each month. The
                                 interest will be paid partly in arrears and
                                 partly in advance. The payment date will be the
                                 9th of the month for interest from the 15th of
                                 the previous month to and including the 14th of
                                 the payment month.

Prepayment:                      Borrower shall pay a 1% prepayment premium
                                 during the first 12 months on any amount
                                 prepaid, a 0.50% prepayment premium during
                                 months 13-18 on any amount prepaid, unless, in
                                 either case, the loan is prepaid by the
                                 proceeds from a refinancing by Capmark.
                                 Thereafter, the Loan may be prepaid in part or
                                 whole without incurring a prepayment premium on
                                 any payment date upon 30-days prior written
                                 notice.

                                 The documentation of this prepayment clause to reflect to SunPark acquisition documents.

Cash Flow Available for Debt     The Debt Service Coverage Ratio ("DSCR") will
Service:                         be calculated as the ratio of a:b where:

                                 a = Net Operating Income for the most recent 12 month period prior to the calculation date less the Replacement Reserve Amount

                                 b = Debt Service.

                                 Net Operating Income shall be defined as Borrower's Consolidated Lot EBITDA (excluding non-cash items) for the most recent 12 month period prior to the calculation date less a management fee of 1.75% of the Gross Property
                                 Revenues.

                                 Debt Service, when calculated at the time of closing, shall be defined as $193.0 million multiplied by the actual interest rate on the Loan at closing. At the time of this Loan
                                 Request, the interest rate is assumed to be 7.03%, consisting of a 5.13% Index and a 190 basis point spread.

                                 Debt Service, when calculated at any other time
                                 (Lender's extensions), shall be calculated by applying an 10.09% constant on the outstanding loan balance at that time.

                                 At the time of closing, the DSCR shall be no less than both 1.60x actual and 1.10x stressed
                                 DSCR at an 10.09% constant and Net Operating
                                 Income after the deduction of applicable reserves for replacements shall be not less than $22,241,000, based on the borrowers
                                 Pro-Forma LTM, and at stabilization Net
                                 Operating Income, after the deduction of applicable reserves for replacements of at least $25,427,000, based on Borrower's
                                 Pro-Forma Year Four (4) Operating Statements, as determined by Lender in its sole

AviStar/PCAA/SunPark Portfolio
Page 3 of 13


                                 discretion. For other DSCR calculation dates, see "Additional Conditions".

Loan to Value:                   Not to exceed 75% "as-is" and 65% at
                                 stabilization at the end of the Initial Term of
                                 the Loan as determined by Lender and review of
                                 the appraisal report(s), which shall provide a
                                 discounted cash flow analysis.

Origination Fee:                 1% of the principal amount of the Loan. The
                                 Origination Fee is earned, due and payable at
                                 closing.

Exit Fee:                        No Exit Fee shall be due, however, it is agreed
                                 that the Borrower will provide Capmark the
                                 right of first and last refusal of any
                                 potential refinance opportunities for the
                                 subject loan(s) on the portfolio for the first
                                 18 months after closing, unless such
                                 refinancing is provided by the parent of the
                                 Borrower. In addition, in the event of a sale
                                 of the asset(s), Borrower will agree to
                                 introduce Capmark via Letter to said
                                 prospective buyers for possible financing
                                 opportunities.

Underwriting Fee:                $ 45,000 (non-refundable), payable upon
                                 acceptance hereof.

Borrower:                        Borrower will be bankruptcy-remote single
                                 purpose entities ("SPE") formed exclusively for
                                 the purpose of owning and operating the
                                 Property and shall be prohibited from engaging
                                 in any other business activity or incurring any
                                 other liability or debt, whether secured or
                                 unsecured, other than the Loan, Swap Agreement
                                 and those associated with routine Property
                                 operating expenses and required capital
                                 improvements to the Property. A substantive
                                 non-consolidation opinion will be required.

Significant Loan Party:          PCAA Parent, LLC, subject to confirmation of
                                 ownership structure and Lender usual and
                                 customary due diligence, which may include
                                 satisfactory minimum net worth and liquidity
                                 covenants. [Need to determine Loan Party]

Escrow for Recourse Carveouts:   Lender will accept an on-going minimum net
                                 worth of $40,000,000, and an on-going minimum
                                 liquidity of $3,000,000 to be provided by PCAA
                                 Parent, LLC. Net worth shall be the total
                                 market value of the total assets of the
                                 Significant Loan Party less any liabilities.
                                 Liquidity shall be cash or unencumbered,
                                 marketable securities.

Lien Position and Other          A first priority perfected: (a) mortgage, deed
Collateral:                      of trust or deed to secure debt covering the
                                 Property; (b) security interest in furniture,
                                 fixtures and equipment and all escrow and
                                 reserve accounts; and (c) assignment of leases,
                                 rents, profits, accounts receivable, other
                                 revenues, permits, licenses and contracts with
                                 respect to the Property.

Non-Recourse:                    The Loan will be non-recourse to Borrower and
                                 its principals except Borrower and Significant
                                 Loan Party will retain recourse under the Loan
                                 Documents in the event (A) the Property or any
                                 part of the

AviStar/PCAA/SunPark Portfolio
Page 4 of 13


                                 collateral becomes an asset in (i) a voluntary bankruptcy or insolvency proceeding or (B) any involuntary bankruptcy or insolvency proceeding is commenced by any person or entity
                                 (other than by Lender) and Borrower fails to use its best efforts to obtain a dismissal of such proceedings, or (C) Borrower fails to comply with reporting and budget approval covenants in the Loan Documents (see Borrower
                                 Reporting). Additionally, Borrower and
                                 Significant Loan Party will retain recourse for Lender's losses, expenses and costs, which shall include Lender's costs to enforce its rights and remedies, arising out of the following: (1) fraud or intentional misrepresentation, (2) intentional affirmative waste by the Borrower or its affiliates, (3) gross negligence or criminal acts resulting in forfeiture, seizure or loss of any portion of the Property, (4) misapplication or misappropriation of funds or collateral, (5) liability arising under the Environmental
                                 Indemnity, (6) sale or conveyance of the Property or interests in the Borrower in violation of the Loan Documents without the prior written consent of Lender; (7) any material breach of SPE covenants, (8) Lender's enforcement of and collection of any amounts payable under the Loan Documents and Lender protecting its interest in the Property and the Other Collateral, (9) Lender's losses from indemnifying the cash management bank, and (10)
                                 Borrower's failure to maintain an interest rate swap agreement or interest rate cap.

Environmental Indemnity:         Borrower and the Significant Loan Party shall
                                 at Borrower's election, either (a) execute an
                                 environmental indemnity in form and substance
                                 acceptable to Lender or (b) Borrower may
                                 provide environmental insurance in form and
                                 substance reasonably acceptable to Lender.

Borrower Reporting:              The Loan Documents will require quarterly, and
                                 annual reporting by the Borrower with respect
                                 to the Property and Borrower's Business Plan.
                                 Lender may request monthly reporting prior to
                                 securitization or syndication of the Loan or in
                                 the Event of Default. Failure to comply with
                                 reporting and budget approval requirements
                                 (after expiration of applicable notice and cure
                                 periods) will result in a penalty of $5,000 for
                                 the first failure, $10,000 for the second
                                 failure and $25,000 for the third, and each
                                 successive, failure.

                                 Notwithstanding the above, the Borrower
                                 Reporting requirements shall be consistent with the SunPark transaction.

Cross-Collateralization:         The properties shall be cross-collateralized
                                 and cross-defaulted. Borrower may obtain a
                                 release of an individual property by : (a)
                                 prepaying the Loan in an amount equal to 125%
                                 of the Loan amount allocated to such property,
                                 provided that, in no event shall the debt
                                 service coverage ratio on the properties
                                 remaining be; (i) less than the minimum
                                 required DSCR and LTV at closing prior to the
                                 commencement of the Performance criteria and,
                                 (ii) less than the minimum DSCR required upon
                                 the commencement of the Performance Criteria;
                                 and (b) paying a 1% prepayment premium within
                                 the first 12 months and 0.5% during the months
                                 13 - 18, and

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
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                                 without penalty thereafter.

                                 Borrower shall have a right to the release to an unaffiliated third party of the undeveloped out-parcel at the Oklahoma City lot and Oakland
                                 Red subject to Lender's review of the impact of the release with regard to property-level cash flow, LTV, zoning, the lot being a separate tax lot and parcel and updated survey and title.

Transfers:                            Transfers of the Property or legal or
                                 direct or indirect beneficial interests in the
                                 Property or Borrower and the assumption and/or
                                 assignment of the Loan will be allowed subject
                                 to Lender's written consent, which shall not be
                                 unreasonably withheld or delayed, which may be
                                 conditioned upon, among other things: (a)
                                 approval by Lender of the proposed transferee's
                                 financial condition and management experience
                                 for comparable properties; (b) payment of a
                                 transfer fee of a minimum of 1/2% of the
                                 principal balance of the Loan if all of the
                                 Property is transferred; and (c) confirmation
                                 from the applicable rating agencies, if
                                 applicable, that such transfer shall not result
                                 in a downgrade, qualification or withdrawal of
                                 the then current ratings of the securities
                                 issued pursuant to a securitization which
                                 includes the Loan.

                                      Notwithstanding the foregoing, subject to
                                 the terms and provisions in the Loan Documents,
                                 (i) Transfers of Equity Interests which, in the aggregate over the term of the Loan (i) do not exceed forty-nine percent (49%) of the total interests in Borrower or in SPE Equity Owner or in Guarantor, as applicable; (ii) do not result in any Person holding an Equity Interest in Borrower or SPE Equity Owner, as applicable, which exceeds forty-nine percent (49%) of the total Equity Interests in Borrower or in SPE
                                 Equity Owner, as applicable; and (iii) do not result in a change of Control shall also be permitted without payment of a fee, and (2) transfers to Macquarie Group members shall be permitted without payment of a fee (other than Lender's reasonable out-of-pocket expenses) and without Lender's consent; and (iii) the "Permitted Transfers" as defined in the SunPark transaction shall be permitted without Lender's consent.

                                      Notwithstanding anything contained herein
                                 to the contrary, the "transfer" and "control" provision from the SunPark transaction shall be used except to the extent they conflict with this application, including without limitation that Macquarie Infrastructure Company, Inc.
                                 ("MIC"), which is the parent of Macquarie
                                 Americas Parking Corporation ("MAPC"), which is the parent of PCAA Parent, LLC, is currently a borrower under an Amended and Restated Credit
                                 Agreement dated May 9, 2006 among MIC LLC, MIC
                                 Inc, the lenders and issuers party thereto and Citigroup North America, Inc., as administrative agent pursuant to which it has pledged its equity interests in MAPC and may in the future seek other credit facilities from other "comparable financial institutions"
                                 (collectively, "Creditors") including without limitation, replacements, extensions, modifications, increases of existing credit facilities and/or any new credit facility
                                 ("Credit Facilities"). For the purposes of this application and the Loan Documents the term
                                 "comparable financial


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
                                 institutions" shall mean any Eligible Assignee
                                 (as defined in Schedule A attached).

                                      In addition, the Loan Documents shall
                                 provide therein that Lender consents to any future pledge of MIC's (or any of the Macquarie
                                 Group's) equity interest in MAPC to any
                                 Creditors to secure any one or more such Credit
                                 Facilities, provided, however, such consent shall not be deemed a consent to any transfer of MIC's (or any of the Macquarie Group's) equity interest in MAPC to the Creditors pursuant to any enforcement of such pledge or otherwise.

                                      "Macquarie Group" means Macquarie Bank
                                 Limited, its direct or indirect subsidiaries and any fund or entity are managed or advised by any direct or indirect subsidiary of Macquarie Bank Limited, or any direct or indirect subsidiary of any such legal entity, provided however the term "advised" shall mean advice in relation to the management of investments of that legal entity which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant legal entity.

                                      "Transfer" shall mean to sell, lease,
                                 convey or otherwise dispose of.

Deferred Maintenance/Capital     Lender may require Borrower to deposit funds at
Improvement Reserve:             closing into a reserve account equal to 125% of
                                 the proposed amount of deferred
                                 maintenance/capital improvements for the
                                 Property, as determined by Lender, after
                                 conducting an inspection of the Property and
                                 reviews of the Borrower's Business Plan and the
                                 current A&E Report. Disbursements from such
                                 reserve will be made by Lender upon completion
                                 of the work, delivery of lien waivers, and
                                 Lender's approval of the work.

                                 Notwithstanding the above, Deferred Maintenance and Capital Improvement Reserves shall be consistent with Lender's prior underwriting.

Replacement Reserve:             Lender may require an annual reserve per stall
                                 for replacements, as determined by Lender,
                                 after conducting an inspection of the Property
                                 and reviews of the Borrower's Business Plan and
                                 the current A&E Report. Borrower will make
                                 monthly deposits equal to 1/12th of the annual
                                 replacement reserve amount. The replacement
                                 reserve will be available to Borrower for
                                 qualified capital expenditures. The annual
                                 deposit is, subject to underwriting, currently
                                 estimated at $10 per stall. Lender will cap the
                                 Replacement Reserve in the amount of 125% of
                                 Lender's underwritten amount (the "Replacement
                                 Reserve Cap"). At such time as payments to the
                                 Replacement Reserve, including any accrued
                                 interest earned on the Replacement Reserve,
                                 equal the Replacement Reserve Cap, payments to
                                 the Replacement Reserve shall be suspended.
                                 Upon Borrower's draw down of funds from the
                                 Replacement Reserve Account, Lender will
                                 commence normalized collections of the
                                 Replacement Reserve until such time as the
                                 Replacement Reserve Cap is reached (including
                                 any accrued credited interest earned on the
                                 Replacement Reserve Account).

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
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                                 Subject to Lender's annual inspection and
                                 provided that there is no event of default
                                 under the Loan, the Replacement Reserve will be
                                 capped at $366,550, which shall be provided for
                                 in cash or in the form of a letter of credit
                                 acceptable to Lender. Lender's underwriting
                                 will utilize an amount of no less than $10 per
                                 stall

Tax/Insurance Reserve:           A monthly escrow for insurance, real estate
                                 taxes, assessments and, if applicable, ground
                                 rents will be required.

Evidence of Insurance:           Prior to closing, Borrower must provide Lender
                                 with evidence of insurance acceptable to the
                                 Lender, including, among other things, an
                                 original copy of the insurance policy(ies).
                                 Such insurance policy(ies) must not have an
                                 exclusion for terrorism or terrorist acts.
                                 Insurance requirements shall be consistent with
                                 Lender's prior transaction.

Casualty/Condemnation            Subject to Lender's review during underwriting,
Insurance:                       Lender may require Casualty and/or Condemnation
                                 Insurance at closing, at Borrower's expense, if
                                 tenant has termination rights in the event of a
                                 casualty and/or condemnation. If required, this
                                 policy will be separate and apart from other
                                 forms of insurance required by Lender and shall
                                 be in form and substance and from a carrier or
                                 insurer acceptable to Lender.

Cash Management Account:         Lender acknowledges that each property manager
                                 makes deposits of all money collected at such
                                 property into an account at a local bank no
                                 less than twice weekly. Borrower's local bank
                                 shall accordingly make deposits of all such
                                 cash flow directly to Lender's Cash Management
                                 Account, which shall be established at Wachovia
                                 Bank, National Association. Deposits in the
                                 Cash Management Account will be available to
                                 pay real estate taxes, insurance premiums, loan
                                 principal and interest payments, property
                                 operating expenses, approved capital
                                 improvements and required reserves. Provided
                                 that Borrower is not in default, all excess
                                 cash will be returned to the Borrower

                                 The Cash Management Account shall be consistent with Lender's prior transaction.

Lease Approval:                  Lender shall have approval rights for all
                                 property operating leases or master leases,
                                 excluding immaterial leases.

Management Agreement:            A cancelable Property Management Agreement
                                 acceptable to Lender and subordinate to
                                 Lender's mortgage and the Loan will be
                                 required. The Management Agreement shall be
                                 consistent with Lender's prior transaction.

Securitization and Transfer:     Borrower shall cooperate with Lender in
                                 connection with the sale of the Loan or the
                                 securitization of the Loan and obtaining
                                 ratings from one or more rating agencies, which
                                 cooperation shall include: (i) providing
                                 additional information, subject to any
                                 contractual

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
                                 restrictions, regarding the Property, Borrower or any of its affiliates, any Significant Loan
                                 Party, including, without limitation,
                                 additional appraisals, environmental reports, engineering reports and similar due diligence materials, and updates, verifications and consents with respect to such materials that were delivered at closing, (ii) supplying such documentation, financial statements, and reports that may be required to comply with Regulation S-X of the federal securities law,
                                 (iii) re-executing or making modifications to the Loan Documents or the organizational documents, provided that no such modification, revision, additional documentation, or other action in connection with such cooperation shall adversely affect the Borrower or any other Loan Party, (iv) revising existing opinions or supplying additional opinions reasonably requested by the Lender, (v) delivering additional tenant estoppel letters, subordination agreement or similar agreements and (vi) participating (including senior management of Borrower) in meetings and presentations to the rating agencies and prospective investors, in each case as required by the rating agency or agencies or prospective investors. The Borrower shall bear its own cost
                                 (including without limitation costs of its legal counsel) incurred in providing such additional opinions, additional documents, revisions to existing opinions or modifications to the Loan Documents or other actions in connection with such cooperation Lender shall bear all other costs associated with the securitization, including without limitation its legal costs. The cost of providing such additional opinions, additional documents, revisions to existing opinions or modifications to the Loan Documents or other actions in connection with such cooperation shall be borne by Borrower. At the request of Lender, Borrower shall make such representations and warranties as of the date of the securitization as are customary in securitization transactions, review any factual information or disclosures with respect to the Property, Borrower and its affiliates or any Significant Loan Party, which is contained in any private placement memorandum, prospectus, registration statement, or other offering materials relating to any sale or securitization of the Loan, and Borrower and Significant Loan Party, as applicable, shall indemnify Lender against securities liability and any loss or expense incurred as a result of any misstatements or omissions of the Borrower in any written offering material approved by Borrower, its sponsor or parent or any of their affiliates.
                                 Any costs or expenses in cooperating with any re-structuring of the Loan shall be borne solely by Lender, to the extent that such costs exceed $5,000.

Promissory Notes Structure:      Lender shall have the right, in its sole
                                 discretion, between the closing of the Loan and
                                 a sale or securitization, to require that the
                                 Loan be divided into two or more separate (or
                                 component) notes, of which the aggregate
                                 weighted average coupon rate shall, as of the
                                 sale or securitization, equal the initial
                                 Interest Rate on the Loan at closing (adjusted,
                                 if applicable, to account for amortization),
                                 but each of which may have a different interest
                                 rate and a different amortization schedule,
                                 which notes may be included in separate
                                 transactions, including the creation of a
                                 mezzanine loan secured by a collateral

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
                                 assignment of equity interests in Borrower and/or its affiliates. For portfolios only:
                                 Lender shall also have the right to allocate the properties among two or more pools, which will secure one or more of the component notes described above. Not withstanding the foregoing, any costs or expenses in cooperating with any re-structuring of the Loan shall be borne solely by Lender, to the extent that such costs exceed $5,000.

Due Diligence Period:            Upon acceptance hereof, the Significant Loan
                                 Party will or will cause Borrower to promptly
                                 deliver to Lender and its legal counsel all
                                 materials reasonably requested by Lender and
                                 otherwise cooperate in good faith with Lender
                                 in order to comply with the terms and
                                 conditions hereof and of the Commitment Letter
                                 in order to close the Loan. All such deliveries
                                 must be received within 30 days from acceptance
                                 hereof. Lender will order third party reports
                                 from its customary vendors immediately upon
                                 acceptance hereof for delivery to Lender by
                                 July 10, 2006. Lender will complete its due
                                 diligence by July 17, 2006. Pending acceptance
                                 by Lender of all third party reports.

                                 Lender will endeavor to close and fund the loan within 14 days of the completion of Lender's
                                 Due Diligence period, which is currently estimated to be 45 days.

Commitment Letter / Loan         Promptly following the completion of the Due
Closing:                         Diligence Period, Lender may issue or decline
                                 to issue a Commitment Letter to make the Loan
                                 or the parties may agree to forego issuance of
                                 a Commitment Letter and proceed directly to
                                 closing. The issuance of a Commitment Letter
                                 and Loan closing are subject to, among other
                                 things, (a) receipt of final acceptable third
                                 party reports; (b) completion of all
                                 underwriting, legal and business due diligence
                                 and documentation; (c) Committee Approval; (d)
                                 Property inspection acceptable to Lender; and
                                 (e) absence of any material adverse change in
                                 the Property, Borrower or any Significant Loan
                                 Party. The Commitment Letter will be effective
                                 for 45 days from the date it is issued.

                                 Lender will endeavor to close the loan on or before July 31, 2006, which is 60 days from receipt of the fully executed application letter which shall be accompanied with the appropriate deposits subject to Borrower's prompt delivery of all required due diligence and third party reports as required by Lender.

Appraisal:                       Within the time frame specified herein, Lender
                                 must receive an "as is" and "as stabilized" at
                                 the end of the Initial Term of the Loan
                                 appraisal of the Property. The appraisal must
                                 be in form and substance acceptable to Lender
                                 and shall be consistent in form and content
                                 with the SunPark transaction.

A&E Report/Environmental:        Within the time frame specified herein, Lender
                                 must receive an architectural and engineering
                                 report as well as a Phase I

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
                                 environmental report (including wetlands, asbestos, radon and toxic mold), in form and substance acceptable to Lender (including from an acceptable vendor).

Loan Expenses:                   Borrower shall pay for all of Lender's
                                 reasonable and documented out-of-pocket
                                 expenses in connection with the Loan whether or
                                 not the Loan closes or a Commitment Letter is
                                 issued. Such expenses include, but are not
                                 limited to, the cost of title insurance,
                                 survey, legal fees, appraisal, seismic report,
                                 architectural and engineering report,
                                 environmental report, insurance review fees,
                                 loan set-up fees (which include establishing
                                 reserve accounts), and third party due
                                 diligence. In addition, Borrower shall pay all
                                 closing costs customary to a transaction of
                                 this nature, including, recording fees and
                                 taxes and intangible taxes on the note or the
                                 debt evidenced by the Loan.

                                 Notwithstanding the foregoing and to the extent same is customary in similar loan transactions, at Borrower's request, Lender shall cooperate with Borrower and use commercially reasonable efforts to structure the note(s) and mortgage(s) in a manner that provides Borrower with credit for mortgage taxes previously paid on the mortgages being refinanced. In jurisdictions in which mortgage taxes are assessed, Lender shall limit the face amount of the mortgage upon which mortgage taxes are to be assessed to the greater of (A) 110% of the allocated loan amount; or (B) the amount for which Borrower is able to obtain a credit for mortgage taxes paid on the mortgage being refinanced.

Loan Expense Deposit:            Upon Borrower's acceptance and execution of
                                 this letter, Borrower shall deposit with Lender
                                 the sum of $150,000, as an initial deposit, to
                                 cover expenses associated with third party
                                 reports and fees, legal fees, and other closing
                                 costs. In the event a Commitment Letter is not
                                 issued or the Loan does not close, this
                                 deposit, less costs incurred, will be refunded
                                 to Borrower and reports prepared will be
                                 provided to the Borrower upon the execution of
                                 a Lender prepared Borrower Release Form. If the
                                 initial Loan Expense Deposit is insufficient,
                                 Borrower may be required to post additional
                                 expense funds. To the extent that the Loan does
                                 close, any excess Loan Expense Deposit will be
                                 credited against other upfront costs associated
                                 with the Loan.

Loan Documents:                  The Loan will be evidenced by Lender's
                                 customary loan documentation which will
                                 include, without limitation, Lender's customary
                                 representations and warranties with respect to
                                 compliance with legal requirements, including,
                                 but not limited to, those related to (a) money
                                 laundering and (b) transactions with persons
                                 subject to financial sanctions, trade
                                 embargoes, economic sanctions and other similar
                                 prohibitions under applicable laws provided
                                 that such loan documentation shall be subject
                                 to reasonable, good faith negotiations by the
                                 parties.

                                 The terms of the Loan Document's are to be substantially the same

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
                                 as the documents utilized in the Sunpark acquisition, unless otherwise indicated in this document.

Committee Approval:              The issuance of any Commitment Letter or any
                                 other undertaking or obligation of Lender to
                                 make the Loan is subject to, among other
                                 things, the approval of its loan/credit
                                 committee.

Additional Conditions:           1)   Business Plan - Borrower shall submit its
                                      Business Plan, which is the financial and
                                      operating projections and business
                                      objectives for the Property during the
                                      term of the Loan. The Business Plan shall
                                      include three years of historical
                                      operating statements if available, the
                                      most recent operating statement, and
                                      proforma operating statements for the 10
                                      years looking forward, including at the
                                      time of projected stabilization, at the
                                      end of the Initial Loan Term. The Business
                                      Plan shall also include the proposed
                                      budget for tenant improvements, leasing
                                      commissions, deferred Property maintenance
                                      and interior and exterior capital
                                      improvements including, if applicable, any
                                      proposed expansion of, or addition to, the
                                      Property. The Business Plan shall contain
                                      a brief, bullet point discussion of the
                                      steps Borrower will implement to take the
                                      Property from Loan closing to
                                      stabilization. The Loan is specifically
                                      subject to the Lender's approval of the
                                      Borrower's Business Plan in Lender's sole
                                      discretion, not to be unreasonably
                                      withheld.

                                 2) Subject to acceptable Property inspections by Capmark, acting reasonably.

                                 3) Subject to Lender's satisfactory review of the Year-To-Date 2006 operating history for the subject properties where applicable and available.

                                 4) Subject to Lender's satisfactory review of any applicable operating agreement or lease on the subject Property to the extent not previously reviewed.

                                 5)   Lender's underwriting will be based off
                                      the trailing 12-month net operating income for the Properties (Pro-Forma for acquisitions occurring during the trailing
                                      12 month period).

                                 6) Subject to Lender's satisfaction that at the Loan closing, a $193,000,000 takeout loan, at the end of the Initial Loan term, can be underwritten to a 1.20x DSCR at an 10.09% constant based on Lender's satisfactory review of Borrower's proforma operating statements.

                                 7)   Lender will utilize actual rents for
                                      underwriting in determining periodic
                                      underwritten DSCR. The portfolio must
                                      satisfy the following Performance
                                      Criteria, as determined by Lender during the Loan Term which shall be based on a trailing 12-month operating results basis for all of the properties: Tested quarterly, 1.00x DSCR at 10.09% constant.
                                      If the above Performance Criteria are not satisfied Lender will sweep 100% of the net monthly cash flow (after payment of real estate taxes, insurance premiums,
                                      Loan principal and interest payments (to the extent then due), property operating expenses, approved capital improvements and required reserves) to either hold as additional collateral against the loan or pay down the Loan to satisfy the

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
                                      Performance Criteria. To the extent that the cash is held as additional collateral, such funds shall be released once the Performance Criteria have been achieved.

                                 8) An interest rate cap or interest rate swap agreement shall be required, as determined by Lender during its due diligence.
                                      Borrower shall assign all rights relating thereto to Capmark. Capmark will have a right of first refusal to place the Interest Rate cap provided that economic and all other terms meet or exceed third party quotes.

                                 9)   Lender reserves the right to split the
                                      loan into senior and subordinate pieces, including mezzanine debt collateralized by a pledge of equity interests, and borrower will execute all documents in conjunction therewith.

This letter is not a commitment to lend, either expressed or implied, and does not impose any obligation on Lender to issue a Commitment Letter or to make the Loan, or on the Borrower or any other entity in the Macquarie Group in any respect. The terms and conditions outlined above are not all inclusive, but merely reflect the parties' discussions to date and are subject to change. The contents hereof are confidential and are intended for use exclusively by the parties, their advisors and legal counsel in connection with the Loan from Lender and may not be disclosed to any third party by Borrower or its representatives.

To commence processing of your requested financing, please sign and return the enclosed counterpart together with a check in the amount of $195,000 representing a $ 45,000 Underwriting Fee, and a $150,000 Loan Expense Deposit. This letter shall become null and void unless a counterpart of this letter and your check is received by 5:00 PM Eastern time on June 15, 2006. It may be sent via facsimile to732-741-0033, provided the original and the required check are received the next business day.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OBTAINING A LOAN:

TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT.

TO COMPLY WITH THIS FEDERAL REQUIREMENT, LENDER OR LENDER BANK WILL ASK YOU FOR THE BORROWER'S NAME, PRINCIPAL PLACE OF BUSINESS OR OTHER PHYSICAL LOCATIONS, TAX IDENTIFICATION NUMBER, DOCUMENTS SHOWING THE EXISTENCE OF THE BORROWER, AND OTHER INFORMATION THAT WILL ALLOW THE LENDER TO IDENTIFY YOU.

TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT ITS CUSTOMERS.

TO COMPLY WITH THIS FEDERAL REQUIREMENT, LENDER OR LENDER BANK WILL ASK YOU FOR THE BORROWER'S NAME, PRINCIPAL PLACE OF BUSINESS OR OTHER PHYSICAL LOCATIONS, TAX IDENTIFICATION NUMBER, DOCUMENTS SHOWING THE EXISTENCE OF THE BORROWER, AND OTHER INFORMATION THAT WILL ALLOW THE LENDER TO IDENTIFY YOU. WILL REQUEST AND KEEP A RECORD OF INFORMATION THAT IDENTIFIES BORROWER AND ITS PRINCIPALS, INCLUDING, WITHOUT LIMITATION, LEGAL NAMES, PRINCIPAL PLACE OF BUSINESS OR RESIDENCE, TAX IDENTIFICATION OR SOCIAL SECURITY NUMBERS, BIRTH DATES OF INDIVIDUALS, AND DOCUMENTS SHOWING THE LEGAL EXISTENCE OF AN ENTITY. THIS INFORMATION MAY BE SHARED WITH U.S. GOVERNMENT AGENCIES AS REQUIRED BY THE USA PATRIOT ACT.

If there are any questions, please contact the undersigned at 732-758-0004, fax 732-741-0033.

                                         Capmark Finance, Inc.


                                         By: /s/ William Collopy
                                             ---------------------
                                             William Collopy
                                             Senior Vice President

Cc: Dennis S. Owen
    Vice President
    Capmark Finance Inc.
    48 Wall Street
    New York, N.Y. 10005


AGREED TO AND ACCEPTED THIS 14TH DAY OF JUNE, 2006.


Borrower:

By:   /s/ Peter Stokes

Name: Peter Stokes

Title: Chairman

AviStar/PCAA/SunPark Portfolio
Page 13 of 13


SCHEDULE 1 - List of Properties

LOCATION             ADDRESS                            CITY, STATE
--------             -------                            -----------
Atlanta, Ga.         3802 Washington Rd.                Atlanta, GA 30344

Dallas, Texas        5100 W John Carpenter Fwy          Irving, TX, 75063

Phoenix, Ariz.       3622 East Washington St            Phoenix, AZ 85034

Phoenix, Ariz.       4040 East Van Buren                Phoenix, AZ  85008

Denver, Colo.        19901 E. 56th Avenue               Denver, CO 80019

San Francisco, CA   160 Produce Avenue                 San Francisco, CA 94080

Pittsburgh, Pa.      701 Flaugherty Run Road.           Coraopolis, PA 15108

Oakland, Calif.      145 98th Avenue                    Oakland, CA 94603

Oakland, Calif.      195 98th Avenue                    Oakland, CA 94603

Memphis, Tenn.       2303 Democrat Rd                   Memphis TN, 38132

Hartford, Conn.      24 Ella Grasso Tpke                Windsor Locks, CT

Hartford, Conn.      53 Ella Grasso Tpke                Windsor Locks, CT

Hartford, Conn.      110 Ella Grasso Tpke               Windsor Locks, CT

Buffalo, NY          4099 Genesee Street                Buffalo, NY 14225

Columbus, OH         1399 Stelzer Road                  Columbus, OH 43219

Houston, TX          7601 Airport Blvd.                 Houston, TX 77061

Oklahoma City, OK    3901 South Meridian                Oklahoma City, OK 73119

Newark, N.J.         176-192 McClellan Street           Newark, NJ 07114

Newark, N.J.         498-512 Carnegie Avenue            Newark, NJ 07114
                     146 Haynes Avenue

Newark, N.J.         472 US Highway 1 and 9             Newark, NJ 07114

New York, N.Y.       130-24 South Conduit Avenue        Jamaica, NY 11430

New York, N.Y.       23rd Ave. and 90th St.             East Elmhurst, NY 11369

Chicago, IL          3700 N. Mannheim Rd. (Leasehold)   Franklin Park, IL 60131

Philadelphia, Pa.    7750 & 7060 Essington Ave.         Philadelphia, PA 19153

St. Louis, MO        4607 Airflight Drive               St. Louis, MO 63134-4128
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